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                                                                 EXHIBIT 23(E)





                        CONSENT OF ALEX. BROWN & SONS INCORPORATED
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                  CONSENT OF ALEX. BROWN & SONS INCORPORATED



        We hereby consent to the inclusion of our opinion dated November 2, 1994 as an Annex to the Prospectus and Joint Proxy Statement filed as part of the Registration Statement on Form S-4 of First Bancorporation of Ohio, and to the references to our firm as Financial Adviser to First Bancorporation of Ohio and to our opinion contained in said Prospectus and Joint Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                        ALEX. BROWN AND SONS INCORPORATED



                                        By: /s/  Howard J. Lowenberg
                                            ------------------------------
                                            Name:  Howard J. Lowenberg
                                            Title: Vice President


October 26, 1994